                                                                    EXHIBIT 25.1


                       THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T


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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           [_]

                            -----------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)               (Zip code)


                            -----------------------


                                RYDER TRS, INC.
              (Exact name of obligor as specified in its charter)


Delaware                                               38-331-3542
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

8669 NW 36th Street
Miami, Florida                                         33166
(Address of principal executive offices)               (Zip code)


                            -----------------------

                    10% Senior Subordinated Notes due 2006
                      (Title of the indenture securities)


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

1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                Name                                         Address
--------------------------------------------------------------------------------

    Superintendent of Banks of the State of         2 Rector Street, New York,
    New York                                        N.Y. 10006, and Albany, N.Y.
                                                    12203

    Federal Reserve Bank of New York                33 Liberty Plaza, New York,
                                                    N.Y.  10045

    Federal Deposit Insurance Corporation           Washington, D.C. 20429

    New York Clearing House Association             New York, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affilia-tion.

    None.  (See Note on page 3.)

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

   6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

   7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                                     NOTE

   Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said
Item is based on incomplete information.

   Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of January, 1997.


                                          THE BANK OF NEW YORK


                                          By:    /s/ BYRON MERINO
                                             -------------------------
                                             Name:  BYRON MERINO
                                             Title: ASSISTANT TREASURER

                                                                       EXHIBIT 7
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                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries.
a member of the Federal Reserves System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                              in Thousands
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin .............  $ 4,404,522
  Interest-bearing balances ......................................      732,833
Securities:
  Held-to-maturity securities ....................................      789,964
  Available-for-sale securities ..................................    2,005,509
Federal funds sold in domestic offices of the bank:
  Federal funds sold .............................................    3,364,838
Loans and lease financing receivables:
  Loans and leases, net of unearned income ........    28,728,602
LESS: Allowance for loan and lease losses .........       584,525
LESS: Allocated transfer risk reserve .............           429
Loans and leases, net of unearned income, allowance, and reserve.   28,143,648
Assets held in trading accounts ..................................    1,004,242
Premises and fixed assets (including capitalized leases) .........      605,668
Other real estate owned ..........................................       41,238
Investments in unconsolidated subsidiaries and associated
  companies ......................................................      205,031
Customers' liability to this bank on acceptances outstanding .....      949,154
Intangible assets ................................................      490,524
Other assets .....................................................    1,305,839
                                                                    -----------
Total assets .....................................................  $44,043,010
                                                                    ===========
LIABILITIES
Deposits:
  In domestic offices ............................................  $20,441,318
  Noninterest-bearing .............................     8,158,472
  Interest-bearing ................................    12,282,846
  In foreign offices. Edge and Agreement subsidiaries, and IBFs ..   11,710,903
  Noninterest-bearing .............................        46,182
  Interest-bearing ................................    11,664,721
Federal funds purchased in domestic offices of the bank
  Federal funds purchased ........................................    1,565,288
Demand notes issued to the US Treasury ...........................      293,186
Trading liabilities ..............................................      826,856
Other borrowed money
  With original maturity of one year or less .....................    2,103,443
  With original maturity of more than one year ...................       20,766
Bank's liability on acceptances executed and outstanding .........      951,116
Subordinated notes and debentures ................................    1,020,400
Other liabilities ................................................    1,522,884
                                                                    -----------
Total liabilities ................................................   40,456,160
                                                                    -----------

EQUITY CAPITAL
Common stock......................................................      942,284
Surplus...........................................................      525,666
Undivided profits and capital reserves............................    2,129,376
Net unrealized holding gains (losses) on available-for-sale
  securities......................................................  (     2,073)
Cumulative foreign currency translation adjustments...............  (     8,403)
                                                                    -----------
Total equity capital..............................................    3,586,850
                                                                    -----------
Total liabilities and equity capital..............................  $44,043,010
                                                                    ===========

  I. Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

  We the undersigned directors attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System is true and correct.

     J Carter Bacot
     Thomas A Renyi               Directors
     Alan R Griffith
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